EX-FILING FEES

Calculation of Filing Fee Tables

FORM S-8
(Form Type)

NETLIST, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	Rule 457(c) and 457(h)	1,200,000	(2)	$2.2250	(3)	$2,670,000	.0001102	$294
Equity	Common Stock, par value $0.001 per share	Rule 457(c) and 457(h)	25,000	(4)	$2.8500	(5)	$71,250	.0001102	$8
	Total Offering Amounts						$2,741,250		$302
	Total Fee Offsets								N/A
	Net Fee Due								$302

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers any additional securities that may from time to time be offered or issued pursuant to the adjustment provisions of the above-referenced plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Represents shares of the common stock, par value $0.001 per share (“Common Stock”), of Netlist, Inc. (the “Company”) available for issuance but not yet issued as of the date of this registration statement under the Amended and Restated 2006 Equity Incentive Plan of Netlist, Inc. (the “Plan”).
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported by the OTCQB on February 28, 2023.
(4)	Represents shares of Common Stock to be issuable upon the vesting of restricted stock units (the “Inducement RSU Award”) granted to Patrick Kiebach pursuant to restricted stock unit agreements by and between the Registrant and Patrick Kiebach (the “Inducement Agreement”). The maximum number of shares which may be sold upon the vesting of the Inducement RSU Awards is subject to adjustment in accordance with certain anti-dilution and other provisions of the Inducement RSU Agreements. Pursuant to Rule 416 under the Securities Act, this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be issuable after the operation of anti-dilution and other provisions of the Inducement RSU Agreements.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The price of $2.8500 per share represents the exercise price per share for the Inducement Award granted to Mr. Kiebach.